SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

IKONA GEAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49664	88-0474903
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1850 Hartley Avenue, Unit #1
                 Coquitham, British Columbia V3K7A1 Canada
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (604) 523-5500

_______________________________________________________
(Former name or former address, if changed since last report)

ITEM 5.02      ELECTION OF DIRECTORS

        On April 21, 2005, Nicola Simon was elected to serve as a member of the Board of Directors of Ikona Gear International, Inc. (the "Company").

        Ms. Simon is eligible to participate in the Company's 2003 Equity Incentive Plan; however, no grants have been made to Ms. Simon under the Plan.

        No decision has been made as to Ms. Simon's possible assignment to the Board's standing audit and compensation committees.

        Ms. Simon will serve as a director until the next regular annual meeting of the Company's shareholders and until her successor has been duly elected and qualified.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKONA GEAR INTERNATIONAL, INC.
Date: April 27, 2005	By: /s/ Laith Nosh Laith Nosh, President